Exhibit 10.1

CONSULTing AGREEMENT

This Consulting Agreement (this “Agreement”) is effective as of October 1, 2025 (the “Effective Date”), by and between Entravision Communications Corporation (“Entravision”, or “the Company”) and Brad Bender (“Consultant”). Consultant serves as a member of the Company’s Board of Directors and has extensive experience with digital technologies and advertising. In connection therewith, the Company wishes to enter into this Agreement for Consultant to provide services to the Company. In consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the Parties agree as follows:

1.
Consulting Services. Commencing on the Effective Date, Consultant will provide consulting services to the Company’s advertising technology & services segment on an as-needed basis as designated by the Company’s Chief Executive Officer or his designee (a “Company Executive”) and for such number of hours mutually agreed upon by the parties.
2.
Consulting Fees; Expense Reimbursement. In consideration for performing the Services, Company will pay to Consultant $20,000 per month (the “Consulting Fee”) for each month of the Term. The Company will reimburse Consultant for expenses incurred by Consultant at the request of the Company in accordance with Company policies; provided, that any expenses (or an estimate thereof) must be approved in advance by a Company Executive.
3.
Term and Termination. This Agreement is effective as of the Effective Date and will continue through the first anniversary of the Effective Date (the “Initial Term”) and shall thereafter be automatically renewed for successive one-year periods (each, a “Renewal Term”, and together with the Initial Term, the “Term”) unless (a) either party notifies the other party prior to the end of the then-current Term that it does not wish to renew the Term or (ii) either party materially breaches any provision of this Agreement and fails to cure such breach within ten days after receiving written notice of such breach from the non-breaching party, in which case the non-breaching party shall have the right to terminate this Agreement immediately. In the event of any termination of this Agreement, Consultant will be entitled to receive all Consulting Fees due and payable prior to the date of such termination.
4.
Performance of Services. Consultant will abide by all applicable federal, state and local laws, rules and regulations, as well as the written versions of the Company’s corporate charter, bylaws, rules, regulations and policies which may be in effect from time to time.
5.
Confidentiality. Consultant acknowledges that in Consultant’s capacity as a member of the Board of Directors and an independent contractor for the Company, Consultant will receive information, whether written or oral, that is confidential to the Company and which information has commercial value in the business of the Company including, without limitation, business models, techniques, designs, processes, inventions, developments, equipment, prototypes, sales and customer information and business and financial information relating to the business, models, products, practices and techniques of the Company (hereinafter referred to as “Confidential Information”). Consultant acknowledges the Company’s ownership of all such information and Consultant agrees to keep all Confidential Information received by Consultant secret and in the strictest confidence, both during and after the Term and in perpetuity, except for such Confidential Information that (i) is a matter of public record, (ii) already known by Consultant, (iii) previously disclosed to Consultant by a third party not subject to any such confidentiality restriction or (iv) if Consultant is required to be disclosed pursuant to applicable laws, rules or regulations or legal disputes, provided that Consultant provides notice to the Company as soon as reasonably practicable for the Company to seek a protective order if so desired.
6.
General Terms.
a.
Independent Contractor. The parties acknowledge that each party is and will act as an independent contractor and not as partner, joint venturer, or agent of the other and will not bind nor attempt to bind the other to any contract without the prior consent of the other. Consultant is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort on payments made to Consultant pursuant to this Agreement.
b.
Law and Venue. This Agreement will be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to the conflict of laws that direct the application of the laws of another jurisdiction. Each party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the state of Delaware and of the United States of America located in the state of Delaware for any actions, suits or proceedings arising out of or relating to this letter, and waive any objection to the laying of venue in such courts.
c.
Liability and Indemnification. In the performance of services under this Agreement, the Consultant shall be obligated to act in good faith but shall not be liable to the Company for errors in judgment that are not the result of gross negligence or willful misconduct. The Company agrees to indemnify and hold the Consultant harmless from and against any and all losses, claims, expenses, damages, or liabilities, joint or several, to which the Consultant may become subject (including the costs of any investigation and all reasonable attorneys’ fees and costs) or incurred by the Consultant, to the fullest extent lawful, in connection with any pending or threatened litigation, legal claim, or proceeding arising out of or in connection with the services rendered by the Consultant under this Agreement; provided, however, that the foregoing indemnity shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of or in connection with the Consultant’s gross negligence, willful misconduct or fraud.
d.
Miscellaneous. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to the subject matter described herein. This Agreement may only be modified in writing and signed by an authorized representative of both parties. All waivers hereunder must be made in writing by a duly authorized representative of the party against whom the waiver is to operate, and failure at any time to require the other party’s performance of any obligation under this Agreement will not affect the right subsequently to require performance of that obligation. This Agreement will not be assigned or transferred by either party without the prior written consent of the other party. This Agreement may be executed in one or more counterparts, each of which may be signed and transmitted electronic delivery with the same validity as if it were an ink-signed document. Each party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (i) upon receipt by the receiving party and (ii) if the party giving the Notice has complied with the requirements of this Section. The address of the parties for the receipt of notice will be as follows, and each party may change its address for notice by giving notice thereof in the manner provided herein:

if to the Company: Attn: Chief Executive Officer

Entravision Communications Corporation

1 Estrella Way

Burbank, California 91504

with a required copy to: Attn: General Counsel

Entravision Communications Corporation

1 Estrella Way

Burbank, California 91504

and

if to Consultant: Attn: Brad Bender, at the last known address in the Company’s records at the time.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the date first set forth above.

“Company” Entravision Communications Corporation

By: /s/ Michael Christenson

Name: Michael Christenson

Title: Chief Executive Officer

“Consultant” Brad Bender

By: /s/ Brad Bender

[Signature Page to Consulting Agreement]